Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR OF 2018

—Reports Fourth Quarter Earnings of $0.81 per Share or $1.27 per Share

Excluding Net Realized Investment Losses—

SANTA ANA, Calif., Feb. 14, 2019 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the fourth quarter and year ended Dec. 31, 2018.

Current Quarter Highlights

•	Total revenue of $1.4 billion, down 4 percent compared with last year
-	Closed title orders down 14 percent, driven by a 42 percent decline in refinance orders and a 9 percent decline in purchase orders
-	Average revenue per order up 17 percent, driven by the shift in the mix to higher-premium purchase and commercial transactions
•	Investment income of $63.3 million, up 40 percent compared with last year
•	Net realized investment losses of $67.5 million, primarily due to change in the fair value of equity securities
•	Title Insurance and Services segment pretax margin of 10.4 percent
-	14.2 percent excluding net realized investment losses
•	Commercial revenues of $232.2 million, up 18 percent compared with last year
•	Specialty Insurance segment pretax margin of 0.7 percent
-	8.5 percent excluding net realized investment losses
•	Repurchased $20.9 million in shares at an average price of $44.20 per share, including $2.1 million during the first quarter of 2019

Full Year 2018 Highlights

•	Total revenue of $5.7 billion, down 0.4 percent compared with last year
•	Record Title Insurance and Services segment pretax margin of 12.4 percent
-	13.2 percent excluding net realized investment losses
•	Record commercial revenues of $753.3 million, up 8 percent compared with last year
•	Investment income of $230.3 million, up 42 percent compared with last year
•	Net realized investment losses of $56.5 million, primarily due to change in the fair value of equity securities
•	Closed acquisitions totaling $82.9 million
•	Raised common stock dividend 11 percent to an annual rate of $1.68 per share
•	Cash flow from operations of $793.2 million, up 25 percent from last year
•	Return on equity of 13.1 percent

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenue	$1,417.1	$1,481.3	$5,747.8	$5,772.4
Income before taxes	118.9	159.3	609.5	445.3

Net income	$91.6	$221.1	$474.5	$423.0
Net income per diluted share	0.81	1.96	4.19	3.76

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

Total revenue for the fourth quarter of 2018 was $1.4 billion, a decline of 4 percent relative to the fourth quarter of 2017. Net income in the current quarter was $91.6 million, or $0.81 per diluted share, compared with net income of $221.1 million, or $1.96 per diluted share, in the fourth quarter of 2017. Net realized investment losses in the current quarter were $67.5 million, or $0.47 per diluted share, primarily due to the change in the fair value of equity securities.

Total revenue for the full year of 2018 was $5.7 billion, a decline of 0.4 percent relative to the prior year. Net income was $474.5 million, or $4.19 per diluted share, compared with net income of $423.0 million, or $3.76 per diluted share, in 2017.

“The company had a strong finish to a record year in 2018, achieving annual earnings per share of $4.19 and a return on equity of 13.1 percent,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “For the year, total revenue was relatively flat, with growth in our commercial business and rising investment income largely offsetting the decline in refinance transactions. We continued to manage the company at a high level of efficiency, enabling our title segment to deliver a record pretax margin of 12.4 percent, or 13.2 percent excluding net realized losses.

“Looking forward to 2019, we expect strong performance in our commercial business and growth in investment income, however, we anticipate continued pressure in our residential business. We have adjusted our cost structure accordingly and, as a result, we expect to meet our long-term financial objectives for the year.

“As part of our growth strategy, during the year we will continue to focus on developing innovative solutions that improve the customer experience and increase our efficiency. These include the expansion of our digital closing services, further automation of our title production process, and utilization of artificial intelligence to expand and leverage our extensive data assets.”

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	December 31,
	2018	2017
Total revenues	$1,314.4	$1,356.0

Income before taxes	$136.4	$165.6
Pretax margin	10.4%	12.2%

Direct open orders	202,400	231,500
Direct closed orders	176,500	204,200

U.S. Commercial
Total revenues	$232.2	$196.2
Open orders	29,700	30,300
Closed orders	20,800	20,600
Average revenue per order	$11,200	$9,500

Total revenues for the Title Insurance and Services segment during the fourth quarter were $1.3 billion, down 3 percent compared with the same quarter of 2017. Direct premiums and escrow fees were

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

up 1 percent compared with the fourth quarter of 2017, driven by a 17 percent increase in the average revenue per direct title order that was largely offset by a 14 percent decline in the number of direct title orders closed. The growth in the average revenue per direct title order to $2,824 was primarily attributable to the shift in the order mix to higher-premium residential purchase and commercial transactions and the increase in the number of large commercial transactions in the current quarter. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were down 3 percent in the current quarter as compared with last year.

Information and other revenues were $182.6 million this quarter, down 3 percent compared with the same quarter of last year. Higher revenues from recent acquisitions were offset by lower revenues from the company’s centralized lender business.

Investment income was $69.3 million in the fourth quarter, up $31.0 million, or 81 percent, benefiting from both an increase in average balances due primarily to strength in our commercial business and rising short-term interest rates that drove higher interest income in the company’s investment portfolio and cash balances. Net realized investment losses totaled $58.0 million in the current quarter, compared with losses of $2.7 million in the fourth quarter of 2017.

Personnel costs were $425.6 million in the fourth quarter, an increase of $11.4 million, or 3 percent, compared with the same quarter of 2017. This increase was primarily driven by severance expense and the impact of recent acquisitions.

Other operating expenses were $199.2 million in the fourth quarter, down $9.3 million, or 4 percent, compared with the fourth quarter of 2017. The decline was due to an increase in earnings credits, a reduction in discretionary spending and lower production-related costs due to the decline in order volume, that was partially offset by a write-off of uncollectible balances and the impact of recent acquisitions.

The provision for policy losses and other claims was $44.8 million in the fourth quarter, or 4.0 percent of title premiums and escrow fees, compared with a 4.0 percent loss provision rate in the fourth quarter of 2017. The current quarter rate reflects an ultimate loss rate of 4.0 percent for the current policy year and no change in the loss reserve estimates for prior policy years.

Depreciation and amortization expense was $31.6 million in the fourth quarter, an increase of $1.5 million, or 5 percent, compared with the same period last year. The increase was primarily attributable to higher amortization expense associated with recent acquisitions.

Pretax income for the Title Insurance and Services segment was $136.4 million in the fourth quarter, compared with $165.6 million in the fourth quarter of 2017. Pretax margin was 10.4 percent in the current quarter, compared with 12.2 percent last year. Excluding the impact of net realized investment losses, the pretax margin was 14.2 percent this year, compared with 12.4 percent last year.

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

Specialty Insurance

($ in millions)

	Three Months Ended
	December 31,
	2018	2017
Total revenues	$111.6	$121.1

Income before taxes	$0.8	$11.1
Pretax margin	0.7%	9.2%

Total revenues for the Specialty Insurance segment were $111.6 million in the fourth quarter of 2018, a decrease of 8 percent compared with the fourth quarter of 2017. The home warranty business benefited from policy renewals bolstered by an improvement in its retention rate. The company’s property and casualty business experienced high claim losses due to California wildfires, with losses exceeding its $5 million reinsurance retention limit for one event in the current quarter, compared with two such events last year. As a result, the overall loss ratio for the segment declined moderately to 61.9 percent this quarter, compared with 63.5 percent in the prior year. The segment’s pretax margin in the current quarter was 0.7 percent, compared with 9.2 percent in the fourth quarter of last year. However, excluding net realized losses, the current quarter’s pretax margin was 8.5 percent, compared with 6.8 percent last year, excluding net realized gains.

Teleconference/Webcast

First American’s fourth-quarter and year-end 2018 results will be discussed in more detail on Thursday, Feb. 14, 2019, at 11 a.m. EST, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Feb. 28, 2019, by dialing 201-612-7415 and using the conference ID 13686642. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; banking, trust and wealth management services; and other related products and services. With total revenue of $5.7 billion in 2018, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2018, First American was named to the Fortune 100 Best Companies to Work For® list for the third consecutive year. More information about the company can be found at www.firstam.com.

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; failures at financial institutions where the company deposits funds; changes in applicable laws and government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; use of social media by the company and other parties; regulation of title insurance rates; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework; systems damage, failures, interruptions and intrusions or unauthorized data disclosures; process automation; technological and other developments that change the way real estate transactions are conducted and related documents are processed; errors and fraud involving the transfer of funds; the company’s use of a global workforce; inability of the company’s subsidiaries to pay dividends or repay funds; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios, success ratios, adjusted earnings per share, and adjusted pretax margins for the company, its title insurance and services segment and its specialty insurance segment. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in thousands, except per share amounts and title orders, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenues	$1,417,113	$1,481,323	$5,747,844	$5,772,363

Income before income taxes	$118,918	$159,335	$609,538	$445,331
Income tax expense (benefit)	25,744	(61,378)	133,640	23,468
Net income	93,174	220,713	475,898	421,863
Less: Net income (loss) attributable to noncontrolling interests	1,525	(414)	1,402	(1,186)
Net income attributable to the Company	$91,649	$221,127	$474,496	$423,049

Net income per share attributable to stockholders:
Basic	$0.81	$1.98	$4.21	$3.79
Diluted	$0.81	$1.96	$4.19	$3.76

Cash dividends declared per share	$0.42	$0.38	$1.60	$1.44

Weighted average common shares outstanding:
Basic	112,768	111,904	112,613	111,668
Diluted	113,387	112,846	113,279	112,435

Selected Title Insurance Segment Information
Title orders opened(1)	202,400	231,500	981,800	1,069,000
Title orders closed(1)	176,500	204,200	730,800	823,700
Paid title claims	43,342	51,262	165,771	200,350

(1) U.S. direct title insurance orders only.

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in thousands, unaudited)

	December 31,	December 31,
	2018	2017
Cash and cash equivalents	$1,467,129	$1,387,226
Investments	6,225,520	5,378,303
Goodwill and other intangible assets, net	1,253,538	1,212,918
Total assets	10,630,635	9,573,222
Reserve for claim losses	1,042,679	1,028,933
Notes and contracts payable	732,019	732,810
Total stockholders’ equity	$3,741,881	$3,479,955

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Three Months Ended		Title	Specialty	Corporate
December 31, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$652,834	$537,414	$115,420	$—
Agent premiums	583,075	583,075	—	—
Information and other	185,377	182,646	2,995	(264)
Net investment income	63,289	69,307	2,629	(8,647)
Net realized investment losses	(67,462)	(58,011)	(9,451)	—
	1,417,113	1,314,431	111,593	(8,911)
Expenses
Personnel costs	436,494	425,605	18,122	(7,233)
Premiums retained by agents	458,028	458,028	—	—
Other operating expenses	225,123	199,200	17,841	8,082
Provision for policy losses and other claims	116,238	44,820	71,418	—
Depreciation and amortization	33,393	31,615	1,740	38
Premium taxes	17,938	16,245	1,693	—
Interest	10,981	2,481	—	8,500
	1,298,195	1,177,994	110,814	9,387
Income (loss) before income taxes	$118,918	$136,437	$779	$(18,298)

Three Months Ended		Title	Specialty	Corporate
December 31, 2017	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$642,661	$530,126	$112,535	$—
Agent premiums	602,863	602,863	—	—
Information and other	190,035	187,469	2,832	(266)
Net investment income	45,293	38,258	2,595	4,440
Net realized investment gains (losses)	471	(2,679)	3,150	—
	1,481,323	1,356,037	121,112	4,174
Expenses
Personnel costs	435,969	414,249	17,973	3,747
Premiums retained by agents	475,748	475,748	—	—
Other operating expenses	235,346	208,547	17,225	9,574
Provision for policy losses and other claims	116,715	45,285	71,430	—
Depreciation and amortization	31,761	30,068	1,655	38
Premium taxes	17,274	15,572	1,702	—
Interest	9,175	950	—	8,225
	1,321,988	1,190,419	109,985	21,584
Income (loss) before income taxes	$159,335	$165,618	$11,127	$(17,410)

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Year Ended		Title	Specialty	Corporate
December 31, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,507,669	$2,052,951	$454,718	$—
Agent premiums	2,284,906	2,284,906	—	—
Information and other	781,467	770,725	11,802	(1,060)
Net investment income	230,289	223,318	10,190	(3,219)
Net realized investment losses	(56,487)	(49,119)	(7,368)	—
	5,747,844	5,282,781	469,342	(4,279)
Expenses
Personnel costs	1,748,949	1,671,846	75,355	1,748
Premiums retained by agents	1,799,836	1,799,836	—	—
Other operating expenses	900,208	793,364	74,025	32,819
Provision for policy losses and other claims	452,633	173,520	279,113	—
Depreciation and amortization	125,927	119,053	6,721	153
Premium taxes	69,775	62,646	7,129	—
Interest	40,978	7,513	—	33,465
	5,138,306	4,627,778	442,343	68,185
Income (loss) before income taxes	$609,538	$655,003	$26,999	$(72,464)

Year Ended		Title	Specialty	Corporate
December 31, 2017	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,461,854	$2,022,384	$439,470	$—
Agent premiums	2,360,659	2,360,659	—	—
Information and other	776,214	766,018	11,259	(1,063)
Net investment income	162,402	137,439	9,713	15,250
Net realized investment gains	11,234	6,656	4,578	—
	5,772,363	5,293,156	465,020	14,187
Expenses
Personnel costs	1,723,539	1,636,429	71,604	15,506
Premiums retained by agents	1,863,356	1,863,356	—	—
Other operating expenses	1,055,886	788,074	67,813	199,999
Provision for policy losses and other claims	450,410	175,322	275,088	—
Depreciation and amortization	128,053	121,540	6,351	162
Premium taxes	69,801	62,545	7,256	—
Interest	35,987	3,526	—	32,461
	5,327,032	4,650,792	428,112	248,128
Income (loss) before income taxes	$445,331	$642,364	$36,908	$(233,941)

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Reconciliation of Pretax Margins and Earnings per Diluted Share
Excluding Net Realized Investment Gains and Losses ("NRIG(L)")
(in thousands, except margin and per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Consolidated
Total revenues	$1,417,113	$1,481,323	$5,747,844	$5,772,363
Less: NRIG(L)	(67,462)	471	(56,487)	11,234
Total revenues excluding NRIG(L)	$1,484,575	$1,480,852	$5,804,331	$5,761,129

Pretax income	$118,918	$159,335	$609,538	$445,331
Less: NRIG(L)	(67,462)	471	(56,487)	11,234
Pretax income excluding NRIG(L)	$186,380	$158,864	$666,025	$434,097

Pretax margin	8.4%	10.8%	10.6%	7.7%
Less: Pretax margin impact of NRIG(L)	(4.2)%	0.1%	(0.9)%	0.2%
Pretax margin excluding NRIG(L)	12.6%	10.7%	11.5%	7.5%

Earnings per diluted share (EPS)	$0.81	$1.96	$4.19	$3.76
Less: EPS impact of NRIG(L)	(0.47)	—	(0.39)	0.08
EPS excluding NRIG(L)	$1.27	$1.96	$4.58	$3.68

Title Insurance and Services Segment
Total revenues	$1,314,431	$1,356,037	$5,282,781	$5,293,156
Less: NRIG(L)	(58,011)	(2,679)	(49,119)	6,656
Total revenues excluding NRIG(L)	$1,372,442	$1,358,716	$5,331,900	$5,286,500

Pretax income	$136,437	$165,618	$655,003	$642,364
Less: NRIG(L)	(58,011)	(2,679)	(49,119)	6,656
Pretax income excluding NRIG(L)	$194,448	$168,297	$704,122	$635,708

Pretax margin	10.4%	12.2%	12.4%	12.1%
Less: Pretax margin impact of NRIG(L)	(3.8)%	(0.2)%	(0.8)%	0.1%
Pretax margin excluding NRIG(L)	14.2%	12.4%	13.2%	12.0%

Specialty Insurance Segment
Total revenues	$111,593	$121,112	$469,342	$465,020
Less: NRIG(L)	(9,451)	3,150	(7,368)	4,578
Total revenues excluding NRIG(L)	$121,044	$117,962	$476,710	$460,442

Pretax income	$779	$11,127	$26,999	$36,908
Less: NRIG(L)	(9,451)	3,150	(7,368)	4,578
Pretax income excluding NRIG(L)	$10,230	$7,977	$34,367	$32,330

Pretax margin	0.7%	9.2%	5.8%	7.9%
Less: Pretax margin impact of NRIG(L)	(7.8)%	2.4%	(1.4)%	0.9%
Pretax margin excluding NRIG(L)	8.5%	6.8%	7.2%	7.0%

Note: Beginning in the first quarter of 2018, the company adopted new accounting guidance, which requires investments in equity securities to be measured at fair value, with changes in fair value recognized through net income rather than through the balance sheet as previously required. Totals may not sum due to rounding.

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenues	$1,314,431	$1,356,037	$5,282,781	$5,293,156
Less: Net realized investment (losses) gains	(58,011)	(2,679)	(49,119)	6,656
Net investment income	69,307	38,258	223,318	137,439
Premiums retained by agents	458,028	475,748	1,799,836	1,863,356
Net operating revenues	$845,107	$844,710	$3,308,746	$3,285,705

Personnel and other operating expenses	$624,805	$622,796	$2,465,210	$2,424,503
Ratio (% net operating revenues)	73.9%	73.7%	74.5%	73.8%
Ratio (% total revenues)	47.5%	45.9%	46.7%	45.8%

Change in net operating revenues	$397		$23,041
Change in personnel and other operating expenses	2,009		40,707
Success Ratio(1)	506%		177%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Fourth Quarter and Full Year 2018 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q418	Q318	Q218	Q118	Q417
Open Orders per Day
Purchase	1,611	2,067	2,315	2,027	1,686
Refinance	763	937	998	1,173	1,239
Refinance as % of residential orders	32%	31%	30%	37%	42%
Commercial	471	509	562	509	489
Default and other	368	441	450	380	321
Total open orders per day	3,213	3,954	4,325	4,089	3,734

Closed Orders per Day
Purchase	1,413	1,647	1,718	1,313	1,550
Refinance	603	674	729	850	1,035
Refinance as % of residential orders	30%	29%	30%	39%	40%
Commercial	330	295	311	306	333
Default and other	456	313	308	330	376
Total closed orders per day	2,802	2,929	3,066	2,800	3,294

Average Revenue per Order (ARPO)
Purchase	$2,446	$2,473	$2,483	$2,356	$2,389
Refinance	1,093	1,045	985	936	962
Commercial	11,153	9,886	9,277	8,059	9,508
Default and other	245	389	314	282	203

Total ARPO	$2,824	$2,667	$2,599	$2,303	$2,411

Business Days	63	63	64	62	62

(1) U.S. operations only.

Totals may not add due to rounding.

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